UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2015

AMERICAN EAGLE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50906	20-0237026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2549 W. Main Street, Suite 202, Littleton, CO	80120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 798-5235

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7 – REGULATION FD

Item 7.01. Regulation FD Disclosure

On March 2, 2015, American Eagle Energy Corporation (“AMZG,” “we,” or “our”) provided an operations update and production guidance for our fourth quarter ending December 31, 2014, capital spending and production guidance, and estimated proved reserves for year-end 2014. We also announced that we (i) deferred the March 2, 2015, semi-annual $9.8 million interest payment in respect of the bonds that we sold in August 2014, (ii) continue to assess our near- and mid-term liquidity, (iii) in consultation with our standard advisors, as well as two newly engaged, experienced investment banks, continue to explore options to strengthen our balance sheet, and (iv) will utilize the 30-day grace period provided in the related bond indenture to determine whether to make the interest payment.

On March 2, 2015, we also disclosed that our estimated total proved reserves, as of December 31, 2014, and based on SEC pricing guidelines, were 15.5 million barrels of equivalent with an associated Pre-Tax PV-10 value of approximately $277.4 million. The reserve estimate was engineered by an independent petroleum engineering firm, Ryder Scott Company, L.P. (“Ryder Scott”). On February 23, 2015, we received Ryder Scott’s reserve report as of December 31, 2014 (the “Reserve Report”). In the Reserve Report, Ryder Scott estimated our proved, probable, and possible reserves, future production, and income attributable to certain of our leasehold interests as of December 31, 2014. The properties evaluated by Ryder Scott represent 100 percent of our total net proved, probable, and possible liquid hydrocarbon reserves and 100 percent of our total net proved, probable, and possible gas reserves as of December 31, 2014.

On March 2, 2015, we issued a press release announcing such updates and disclosures. A copy of the press release is attached hereto as Exhibit 99.1. That press release includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained in the press release are “forward-looking” rather than historical. A copy of the Reserve Report is attached hereto as Exhibit 99.2. Investors are cautioned to review the Reserve Report in its entirety. We undertake no duty or obligation to update or revise information included in this Current Report on Form 8-K or the Exhibits.

SECTION 8 — OTHER EVENTS

Item 8.01. Other Events.

We incorporate by reference the disclosure in Item 7.01 in respect of the Reserve Report. As noted in such Item, we attached a copy of the Reserve Report hereto as Exhibit 99.2 and cautioned investors to review the Reserve Report in its entirety. We undertake no duty or obligation to update or revise information included in this Current Report on Form 8-K or the Exhibits.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description of Exhibit

99.1	Press release of American Eagle Energy Corporation, dated March 2, 2015.
99.2	Report of Ryder Scott Company, L.P., as of December 31, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2015	AMERICAN EAGLE ENERGY CORPORATION

	By:	/s/ Bradley Colby
Bradley Colby
President and Chief Executive Officer